UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 19, 2010

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-20827	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Hollenberg Drive Bridgeton, Missouri	63044
(Address of principal executive offices)	(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cass Information Systems, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 19, 2010. The following is a summary of the matters voted on at the meeting:

(a) The four nominees for director were elected to serve three-year terms ending in 2013, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lawrence A. Collett	6,562,937	140,723	1,491,818
Wayne J. Grace	6,497,118	206,542	1,491,818
James J. Lindemann	6,564,541	139,119	1,491,818
Andrew J. Signorelli	6,494,201	209,459	1,491,818

(b) The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010 was ratified by the following shareholder vote:

Votes For	Votes Against	Abstain
8,147,622	18,895	28,961

Item 8.01.	Other Matters.

On April 21, 2010, the Company announced a second quarter cash dividend of $0.14 per share, payable June 15, 2010 to shareholders of record on June 4, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by Cass Information Systems, Inc. dated April 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2010

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	President and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Chief Financial Officer

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